EXHIBIT 10.6

                          SEPARATION AGREEMENT BETWEEN

                J. PRESTON MARTIN AND FLAG FINANCIAL CORPORATION


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                              SEPARATION AGREEMENT



         THIS SEPARATION AGREEMENT is made and effective this 13th day of May, 1998 (the "Effective Date") by and between FLAG FINANCIAL CORPORATION ("FLAG"), a Georgia corporation (the "Employer"), and J. Preston Martin, an employee of the Employer (the "Executive").


                           STATEMENT OF BACKGROUND INFORMATION

          A. The Executive currently serves as an officer of the Employer or of one of its wholly owned subsidiaries.

         B. The Employer and the Executive  desire to enter into this  agreement
to  document  certain  terms  and  conditions  of  the  Executive's   employment
relationship with the Employer.

                             STATEMENT OF AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and promises herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:


ARTICLE I.  TERM OF AGREEMENT

         This  Agreement  shall  remain in effect for an initial  term of twelve
(12) months; provided that, at the end of the initial twelve-month period, and at the end of each twelve-month period thereafter during which this Agreement is in effect, this Agreement shall automatically be extended for an additional twelve-month period commencing at the end of the initial twelve-month period or any subsequent extension thereof, unless either party gives written notice to the other of its intent not to extend this Agreement. Such written notice shall be given not less than ninety (90) days prior to the end of the initial twelve-month period or any subsequent twelve-month period to which this Agreement has been extended. In the event that notice of non-extension is properly given, this Agreement shall terminate at the end of the remaining term then in effect.


ARTICLE II.  SEVERANCE BENEFIT

         In the event of the Executive's Involuntary Termination of employment with the Employer during the term of this Agreement for the reasons specified in
Article III below, the Employer shall pay to the Executive an amount equal to the Executive's base salary and bonus paid over the last three full fiscal years (or the compensation paid to the Executive for such shorter period as Executive has been employed) of the Employer or its subsidiary bank immediately preceding such involuntary termination (the "Severance Benefit"). The Severance Benefit shall be paid in cash in a lump sum within thirty (30) days following the Involuntary Termination.

         The Employer shall be entitled to withhold appropriate employment and income taxes, if required by applicable law, should the Severance Benefit become payable.
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         In addition, the insurance policy on The Executive being transferred to
FLAG Financial Corporation will be maintained by the Bank and will totally vest to The Executive following seven (7) years from the date of this Agreement; however, provided that in the event of the Executive's Involuntary Termination of employment with the Employer during the term of this Agreement for the reasons specified in Article III below, the policy will become fully vested to the Executive.


ARTICLE III.  PAYMENT EVENTS

         The Severance Benefit described in Article II above shall become payable if (a) the Executive's employment is Involuntarily Terminated and either
(i) such Involuntary Termination occurred within six (6) months prior to one (1) year following a Change in Control as defined in Section 5.1(2) below, or (ii) such Involuntary Termination occurred within one (1) year following the date of this Agreement.


ARTICLE IV.  PROTECTIVE COVENANTS

        4.1 Confidential Information. As a senior management employee of the Employer, the Executive has access to Confidential Information (as defined
herein).   The  Executive  agrees  to  maintain  the   confidentiality   of  all
Confidential Information throughout the Term and for a period of one (1) year after the termination of this Agreement. For purposes of this Section, the term "Confidential Information" means data and information relating to the business of the Employer which is or has been disclosed to the Executive or of which the Executive has become aware as a consequence of or through his employment relationship with the Employer and which has value to the Executive and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure was effected by the Executive without authorization) or that has been independently developed and disclosed by others or that otherwise enters the public domain through law means.

         4.2 Covenant Not to Compete. The Executive agrees, acknowledges and understands that the nature, kind and character of the business conducted by the Employer is highly competitive. Incident to the Executive engagement hereunder and for the considerations contained herein, the Executive agrees that:

                  (1) during the term of this Agreement and for a period of twelve (12) months following the later of the termination of this Agreement or the resignation or Involuntary Termination of Executive, the Executive will not, in the Georgia counties of Telfair, Dooly, Crisp, Macon, Troup or Dodge:

                           (a) enter into any employment relationship with any bank, thrift institution, other entity providing financial services or an affiliate of any of the foregoing in a capacity identical with or substantially similar to the capacity in which he was employed by the Employer at the time of his termination of employment;

                           (b) directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert, appropriate or attempt to solicit, divert or appropriate, any business from any of the Employer's customers with whom the Executive has had material contact during the past two (2) years of the

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                                    Executive's  employment,   for  purposes  of
                                    providing  products  or  services  that  are
                                    competitive   with  those  provided  by  the
                                    Employer; or

                           (c) on his own behalf or in the service or on behalf of others, solicit, recruit or hire away, or attempt to solicit, recruit or hire away, directly or by assisting others, any employee of the Employer, whether or not such employee is a full-time employee, part-time or temporary employee of the Employer, and whether or not such employment is pursuant to a written agreement or is for a determined period or at will.

         The Executive acknowledges that the foregoing covenants are reasonable and necessary to protect the interests of the Employer.

                  (2) by virtue of the duties and special knowledge of the affairs and operations of the Employer that the Executive has and will obtain as a result of his employment relationship with the Employer, a breach or threatened breach by him of the provisions of this covenant not to compete shall cause irreparable injury to the Employer and shall entitle the Employer, in addition to any other remedy, to injunctive relief against such breach or threatened breach.


ARTICLE V.  MISCELLANEOUS

         5.1 Definitions. For purposes of this Agreement the terms set forth below shall have the following meanings ascribed to them:

                  (1) "Cause" means conduct (a) constituting fraud or dishonesty resulting in financial harm to the Employer or any of its affiliates; (b) constituting a gross dereliction of the Executive's duties in the capacity in which he is employed by the Employer; or
                           (c)  which   results  in  the   successful   criminal
                           prosecution by federal, state or local authorities for anything other than a misdemeanor relating to public safety laws.

                  (2) "Change in Control" means any one of the following events which occurs during the term of this Agreement or any extension:

                           (a) the acquisition by any person or persons acting in concert of the then-outstanding voting shares of FLAG Financial Corporation, after the transaction, the acquiring person or persons own, control or hold with power to vote twenty-five percent (25%) or more of any class of voting securities of FLAG Financial Corporation or such other transactions as may be described under 12 C.F.R. ss. 225.41(b)(1) or any successor thereto; or,

                           (b) the approval by the stockholders of FLAG Financial Corporation of a reorganization, merger, share exchange or consolidation,with respect to which persons who were the share-holders of FLAG Financial Corporation immediately prior to such reorganization, merger, share exchange or consolidation, do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote at the election of

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                                    directors of the reorganized, merged,
                                    exchanged  or consolidated   company's  then
                                    outstanding  voting securities; or

                           (c) the sale, transfer or assignment of all or substantially all of the assets of FLAG Financial Corporation to any third party.

                  (3) "Involuntary Termination" means termination of Executive by the Employer for any reason other than for Cause, and shall include for purposes of this Agreement a material diminution in the compensation, duties and responsibilities of Executive or a transfer of the Executive to another location more than thirty (30) miles from the location of the office where Executive employed at the time of the Change in Control.

         5.2 Amendment. This Agreement may not be amended (in whole or in part) orally or by course of performance, but only by a written instrument signed by both parties.

         5.3 Notice. Except as otherwise required under this Agreement, any notice required or permitted to be given pursuant to this Agreement shall be sufficiently given:

                  (1) to the Executive if in writing and personally delivered, or mailed (and if mailed shall be deemed given three (3) business days after mailing) registered or certified mail addressed to the Executive at the Executive's residence as shown in the records of the Employer or at such address as the Executive shall designate in a written notice to the Employer; and

                  (2) to the Employer if in writing and personally delivered to the Chairman or President and CEO of the Employer or mailed (and if mailed, shall be deemed given three (3) business days after mailing) registered or certified mail addressed to FLAG
                           Financial Corp., P.O. Box 3007, LaGrange, Georgia, 30241, Attn: Chairman or President.

         5.4 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Executive and upon the Employer and its successors and assigns. The Executive may not assign his rights and obligations hereunder without the written consent of the Employer.

         5.5 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia.

         5.6 No Defense. The existence of any claim or cause of action of the Executive against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any covenant contained in this Agreement.

         5.7  Survival.   The   provisions  of  Article  IV  shall  survive  any
termination of this Agreement.


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         IN WITNESS WHEREOF, the Employer has executed and delivered by its duly authorized officer, and the Executive has signed, this Agreement all as of the day and year first above written.

                                FLAG FINANCIAL CORPORATION

                                By: /s/ John S. Holle
                                ---------------------
                                Title:  President, Chairman of the Board

                                EXECUTIVE:
                                /s/ Charles O. Hinely                (SEAL)
                                --------------------------------
                                Print Name:  Charles O. Hinely
                                Senior Vice President and C.O.O.



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